EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-134362 on Form SB-2 of our report dated October 11, 2006 relating to the consolidated financial statements of Patriot Scientific Corporation as of May 31, 2006 and 2005, and for each of the two years in the period ended May 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

CORBIN & COMPANY, LLP
/s/ Corbin & Company, LLP Irvine, California March 21, 2007